Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

HAMA Intelligence Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share	(1)	457(o)	1,265,000	$7.00	$8,855,000.00	0.0001381	$1,222.88

Total Offering Amounts:							$8,855,000.00		1,222.88
Total Fees Previously Paid:									1,355.70
Total Fee Offsets:									1,222.88
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

The Registrant’s Registration Statement on Form F-1 (Registration No. 333-290122) was initially filed on September 9, 2025 and was declared effective on November 27, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on December 17, 2025.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	HAMA Intelligence Limited		F-1	333-290122	09/09/2025		$1,355.70	Equity	Class A Ordinary Shares	1,265,000	$8,855,000.00	$
Fee Offset Sources	HAMA Intelligence Limited	(1)	F-1	333-290122		09/09/2025							1,355.70

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Explanation of the basis for claimed offset:

(1)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-290122) was initially filed on September 9, 2025 and was declared effective on November 27, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on December 17, 2025.